Exhibit 1.2

TAKEDA U.S. FINANCING, INC., AS ISSUER
TAKEDA PHARMACEUTICAL COMPANY LIMITED, AS GUARANTOR
[$][€][ ]
[ ]% Notes due [ ]
FORM OF UNDERWRITING AGREEMENT
[ ], 20[ ]
[Name(s) of Representatives]
Underwriting Agreement

[ ], 20[ ]
[insert name(s) of Representative(s)]
As Representatives of the several Underwriters
c/o [ ]
Ladies and Gentlemen:
Introductory. Takeda U.S. Financing, Inc., a corporation incorporated under the laws of the State of Delaware (the “Issuer”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of [insert description of securities] ([insert name of securities][or][and together with the [insert name of securities],] the “Securities”). [insert name(s) of Representative(s)] have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Securities (as defined herein).
The Securities will be issued pursuant to an indenture, to be dated as of [ ], 2025 (the “[Base] Indenture”), among the Issuer, the Guarantor (as defined herein) and The Bank of New York Mellon, as trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to [an Officer’s Certificate of the Issuer] [a supplemental indenture (the “Supplemental Indenture”) to the Base Indenture (together with the Base Indenture, the “Indenture”)]. [[The Securities will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, to be dated on or before the Closing Date (as defined in Section 2 below) (the “DTC Agreement”), between the Issuer and the Depositary.] [or] [Global securities representing the Securities shall be deposited with, or on behalf of, [ ] (the “Common Depositary”), a common depositary for Euroclear Bank SA/NV as operator of the Euroclear system or any successor clearing agency (“Euroclear”), and Clearstream Banking S.A., as currently in effect or any successor securities clearing agency (“Clearstream”), and registered in the name of such common depositary or its nominee for the accounts of Euroclear and Clearstream.]]
The payment of principal of, premium, if any, and interest on the Securities will be fully and unconditionally guaranteed on a senior unsecured basis by Takeda Pharmaceutical Company Limited, a joint stock corporation organized under the laws of Japan (the “Guarantor”), pursuant to its guarantee (the “Guarantee”).
The Issuer and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. [    ]), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities of the Issuer and the Guarantor, including the Securities and the Guarantee, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (together with the Securities Act, the “Securities Act and Regulations”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act and Regulations, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) under the Securities Act. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act prior to [ ] [a/p.m.] [[New York City] [or] [London] time] on [ ], 20[ ] (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any

amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (together with the Exchange Act, the “Exchange Act and Regulations”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.
Each of the Issuer and the Guarantor hereby confirms its agreements with the Underwriters as follows:
SECTION 1. Representations and Warranties of the Issuer and the Guarantor
Each of the Issuer and the Guarantor hereby jointly and severally represents, warrants and covenants to each Underwriter as follows:
(a) Compliance with Registration Requirements. Each of the Issuer and the Guarantor meets the requirements for use of Form F-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and Regulations and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and Regulations and no proceedings for that purpose have been instituted or are pending or, to the best of the Issuer’s or the Guarantor’s knowledge, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).
At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each of the date hereof, the Initial Sale Time and the Closing Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and Regulations and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Issuer and the Guarantor in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.
Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act and Regulations, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated [ ], 20[ ], (ii) the issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer and the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.
(c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and Regulations and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuer, the Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, and (iv) as of the Execution Time, each of the Issuer and the Guarantor was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, that automatically became effective not more than three years prior to the Execution Time; neither the Issuer nor the Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form and neither the Issuer nor the Guarantor has otherwise ceased to be eligible to use the automatic shelf registration form.
(e) Not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), neither the Issuer nor the Guarantor was or is an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Issuer or the Guarantor be considered an Ineligible Issuer.
(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement (such completion being evidenced by a written notice from the Representatives to the Issuer and the Guarantor that shall be delivered promptly after such completion) or until any earlier date that the Issuer and the Guarantor notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Issuer and the Guarantor have promptly notified or will promptly notify the Representatives and have promptly amended or supplemented or will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.
(g) Distribution of Offering Material by the Issuer and the Guarantor. Neither the Issuer nor the Guarantor has distributed or will distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities (such completion being evidenced by a written notice from the Representatives to the Issuer and the Guarantor that shall be delivered promptly after such completion), any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Annex II hereto (each, an “Additional Written Communication”). Each such Additional Written Communication, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(h) Independent Accountants. KPMG AZSA LLC are independent public accountants within the meaning of the Certified Public Accountants Law of Japan (Law No. 103 of 1948, as amended) and related regulations thereunder, are independent registered public accountants as required by the Securities Act and Regulations and the Exchange Act and Regulations and are an independent registered public accounting firm with the Public Company Accounting Oversight Board, who [(x)] audited (kansa) the annual consolidated financial statements and related notes of the Guarantor as of and for the fiscal years ended March 31, 20[ ], 20[ ] and 20[ ] prepared in conformity with International Financial Reporting Standards (“IFRS”) included in the Disclosure Package and the Prospectus [and (y) reviewed, in accordance with the review standards for interim financial statements generally accepted in Japan, the unaudited interim consolidated financial statements of the Guarantor for the [ ] months ended [ ], 20[ ] and 20[ ] prepared in conformity with IFRS included in the Disclosure Package and the Prospectus].
(i) Financial Statements.
(1) The audited annual consolidated financial statements of the Guarantor incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes (the “Guarantor Annual Financial Statements”), present fairly the financial position of the Issuer and its consolidated subsidiaries at the dates indicated and the earnings, comprehensive income, changes in net assets and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified; and the Guarantor Annual Financial Statements comply as to form with the accounting requirements of the Securities Act and Regulations and have been prepared in conformity with IFRS applied on a consistent basis throughout the periods involved, except for the effects of accounting changes as described in the notes thereto.
(2) The selected consolidated financial data and the summary financial information of the Guarantor included or incorporated by reference in the Disclosure Package and the Prospectus present fairly the information shown therein and have been accurately derived from, or have been compiled on a basis consistent with, the Guarantor Annual Financial Statements for the fiscal years referred to therein.
(3) The other financial information of the Guarantor and its subsidiaries included or incorporated by reference in the Disclosure Package and the Prospectus has been derived from the accounting records of the Guarantor and its subsidiaries and presents fairly, in all material respects, the information shown thereby.
(4) The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(j) Internal Accounting Controls. The Guarantor maintains a system of internal accounting controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Guarantor’s most recent audited fiscal year, there has been (i) no material weakness or significant deficiencies in the Guarantor’s internal control over financial reporting (whether or not remediated) and (ii) no adverse change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.
(k) Disclosure Controls and Procedures. The Guarantor maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and Regulations; and such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor and its subsidiaries is made known to the Guarantor’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.
(l) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Disclosure Package and the Prospectus[ except as described or contemplated therein], (A) there has not been any material change in the capital stock or any increase in excess of 5% of the long-term debt of the Guarantor on a consolidated basis with its subsidiaries, (B) there has been no material adverse change or any development reasonably likely to result in a material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (C) there have been no transactions entered into by the Guarantor or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Guarantor and its subsidiaries considered as one enterprise, (D) [except as described or contemplated in the Disclosure Package and the Prospectus,] there has not been any dividend or distribution of any kind declared, paid or made by the Issuer or the Guarantor on any class of its capital stock, and (E) neither the Guarantor nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority material to the Guarantor and its subsidiaries considered as one enterprise.
(m) Incorporation of the Issuer and the Guarantor. Each of the Issuer and the Guarantor has been duly organized and is validly existing in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its incorporation or organization and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Indenture; no steps have been made for the winding up of the Issuer or the Guarantor under the laws of the State of Delaware or Japan, respectively; and the Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not result in a Material Adverse Effect.
(n) Incorporation of Significant Subsidiaries. Each “significant subsidiary” of the Guarantor (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Significant Subsidiary” and, collectively, “Significant Subsidiaries”) has been duly organized and is validly existing in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Guarantor, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary. The only Significant Subsidiaries of the Guarantor as of March 31, 20[ ] are the subsidiaries listed on Schedule B hereto.
(o) Capitalization. The Guarantor has a capitalization as set forth in the Disclosure Package and the Prospectus under the caption “[Capitalization and Indebtedness]”, and all of the issued shares of capital stock of the

Issuer and the Guarantor have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Issuer or the Guarantor was issued in violation of the preemptive or similar rights of any securityholder of the Issuer or the Guarantor.
(p) Taxes. The Issuer, the Guarantor and each of the Guarantor’s subsidiaries have filed all U.S. federal, state, local and non-U.S. tax returns required to be filed through the date hereof, except for such returns with respect to which the Issuer, the Guarantor or each of the Guarantor’s subsidiaries, as applicable, have requested extensions, and has paid all taxes (including withholding taxes, penalties and interest, assessments, fees and other charges) due, other than those filings or payments being contested in good faith and for which adequate reserves have been taken, or where the failure to make filings or payments would not, individually or in the aggregate, result in a Material Adverse Effect; and there is no tax deficiency that has been, nor does the Issuer or the Guarantor have any knowledge of any tax deficiency that might be, asserted against the Issuer, the Guarantor or any of the Guarantor’s subsidiaries or any of their respective properties or assets, except for any tax deficiency that would not, singly or in the aggregate, result in a Material Adverse Effect.
(q) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantor and, when duly executed and delivered by the Underwriters, will constitute a valid and binding agreement of the Issuer and the Guarantor, enforceable against the Issuer and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
(r) Authorization of the Indenture and Guarantee. The Indenture is duly qualified under the Trust Indenture Act. The Indenture (including the Guarantee of the Guarantor contained therein) has been duly authorized, [and, when] executed and delivered by the Issuer and the Guarantor and, assuming it has been duly executed and delivered by the Trustee, [will] constitute[s] a valid and binding agreement of the Issuer and the Guarantor, enforceable against the Issuer and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
(s) Authorization of the Securities. The Securities to be purchased by the Underwriters from the Issuer are in the form contemplated by the Indenture, have been duly authorized and, at the Closing Date, will have been duly executed by the Issuer and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.
(t) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and the Prospectus; and [except as set forth in the Disclosure Package and the Prospectus, ]there are no restrictions on subsequent transfers of the Securities under the laws of Japan.
(u) Description of Taxation. The statements in each of the Disclosure Package and the Prospectus under the caption “[Taxation],” insofar as they purport to describe the provisions of the laws, regulations and documents referred to therein, or legal conclusions with respect thereto, fairly and accurately summarize such provisions or conclusions in all material respects.

(v) Absence of Defaults and Conflicts. None of the Issuer, the Guarantor or any of the Guarantor’s subsidiaries is (1) in violation of its Articles of Incorporation, Regulations of the Board of Directors or similar charter document, except, in the case of this clause (1), for such violations by the Guarantor’s subsidiaries, other than the Issuer and Significant Subsidiaries, that would not, singly or in the aggregate, result in a Material Adverse Effect, or (2) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement, or instrument to which the Issuer, the Guarantor or any of the Guarantor’s subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Issuer, the Guarantor or any of the Guarantor’s subsidiaries is subject (collectively, the “Agreements and Instruments”), except, in the case of this clause (2), for such defaults that would not result in a Material Adverse Effect, or (3) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Issuer, the Guarantor or any of the Guarantor’s subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except, in the case of this clause (3), for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance by each of the Issuer and the Guarantor of its respective obligations under this Agreement, the Indenture and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Issuer and the Guarantor in connection with the transactions contemplated hereby or thereby and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Securities) and compliance by each of the Issuer and the Guarantor with its obligations hereunder (A) have been duly authorized by all necessary corporate action, (B) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach or violation of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any liens, charges, mortgages, security interests, claims, pledges, restrictions or other encumbrances (collectively, “Liens”) upon any property or assets of the Issuer, the Guarantor or any of the Guarantor’s subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches, defaults, Repayment Events or Liens that, singly or in the aggregate, would not result in a Material Adverse Effect, and (C) will not result in any violation of the provisions of the Articles of Incorporation, the Regulations of the Board of Directors or similar charter documents of the Issuer, the Guarantor or any of the Guarantor’s subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Issuer, the Guarantor or any of the Guarantor’s subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuer, the Guarantor or any of the Guarantor’s subsidiaries.
(w) Absence of Labor Disputes. No labor dispute with the employees of the Issuer, the Guarantor or any of the Guarantor’s subsidiaries exists or, to the knowledge of the Issuer and the Guarantor, is imminent or threatened, and the Issuer and the Guarantor are not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in each case, would result in a Material Adverse Effect.
(x) Absence of Proceedings. [Except as disclosed in the Disclosure Package and the Prospectus, ]there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending, or, to the knowledge of the Issuer and the Guarantor, threatened, to which the Issuer, the Guarantor or any of the Guarantor’s subsidiaries is a party or to which the property or assets of the Issuer, the Guarantor or any of the Guarantor’s subsidiaries is subject, including ordinary routine litigation incidental to the respective businesses of the Issuer, the Guarantor and each of the Guarantor’s subsidiaries, that, if determined adversely to the Issuer, the Guarantor or any of the Guarantor’s subsidiaries, singly or in the aggregate, would reasonably be expected to have (i) a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) a Material Adverse Effect.
(y) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by each of the Issuer and the Guarantor of its respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Issuer and the Guarantor, except (i) such as have been already obtained and (ii) for the notices and reports described in Section 3 hereof.
(z) Absence of Manipulation. None of the Issuer, the Guarantor, any of their respective affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”) or any person acting on its or any of their behalf (provided that neither the Issuer nor the Guarantor makes any representation with respect to any Underwriter acting in such capacity) has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities or to facilitate the sale or resale of any of the Securities.
(aa) Governmental Licenses. The Issuer, the Guarantor and the Guarantor’s subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate national, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Issuer, the Guarantor and the Guarantor’s subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the Issuer, the Guarantor or any of the Guarantor’s subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(bb) Intellectual Property. The Issuer, the Guarantor and the Guarantor’s subsidiaries own or possess or have had licensed to them, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own or possess would not, singly or in the aggregate, result in a Material Adverse Effect, and none of the Issuer, the Guarantor or any of the Guarantor’s subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Issuer, the Guarantor or any of the Guarantor’s subsidiaries therein, and which infringement or conflict could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(cc) Cybersecurity; Data Protection. The Issuer, the Guarantor and the Guarantor’s subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Issuer, the Guarantor and the Guarantor’s subsidiaries as currently conducted, free and clear of all material corruptants. The Issuer, the Guarantor and the Guarantor’s subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses. Except, in each case, as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, there have been (i) no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor (ii) any incidents under internal review or investigations relating to the same. The Issuer, the Guarantor and the Guarantor’s subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(dd) Title to Property. The Issuer, the Guarantor and the Guarantor’s subsidiaries have good and marketable title to all real property owned by the Issuer, the Guarantor and the Guarantor’s subsidiaries and good title to all other properties owned by the Issuer, the Guarantor and the Guarantor’s subsidiaries, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as will not materially interfere with the use made and proposed to be made of such property by the Issuer, the Guarantor or any of the Guarantor’s subsidiaries, or, considered singly or in the aggregate, will not result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Issuer and the Guarantor, and under which the Issuer, the Guarantor and the Guarantor’s subsidiaries hold properties described in the Disclosure Package and the Prospectus, are in full force and effect, and none of the Issuer, the Guarantor or any of the Guarantor’s subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Issuer, the Guarantor or any of the Guarantor’s subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Issuer, the Guarantor or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
(ee) Investment Company Act. Neither the Issuer nor the Guarantor is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus will be required, to register as an “investment company” under the U.S. Investment Company Act of 1940, as amended.
(ff) Statistical and Market-Related Data. Any statistical and market-related data included in the Disclosure Package and the Prospectus are based on or derived from sources that the Issuer and the Guarantor believe to be reliable and accurate.
(gg) Insurance. The Guarantor and each of the Guarantor’s subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such types and amounts as are prudent and customary in Japan or in the United States, as the case may be, and in those jurisdictions where the Issuer’s or the Guarantor’s assets are located and for their respective industries and for the conduct of their respective businesses in which they are engaged as described in the Disclosure Package and the Prospectus.
(hh) Anti-Bribery. (i) None of the Issuer, the Guarantor or the Guarantor’s subsidiaries or affiliates, or any of its or their directors, officers, or employees, or, to the Issuer’s and the Guarantor’s knowledge, any agent or other person acting for or on behalf of the Issuer, the Guarantor or of any of the Guarantor’s subsidiaries or affiliates, has directly or indirectly (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) made or taken, or will make or take, any act in furtherance of any payment, any offer, promise, authorization or approval of any payment, giving or receipt of money, property, gifts, benefit or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office), or to any person in violation of any applicable anti-corruption laws or regulations; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (d) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. (ii) The Issuer, the Guarantor and the Guarantor’s subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and regulations and have instituted and maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws and with the representations and warranties contained herein; and (iii) none of the Issuer, the Guarantor or the Guarantor’s subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of any payment, any offer, promise, authorization or approval of any payment, giving or receipt of money, property, gifts, benefit or anything else of value, directly or indirectly, to any person in violation of any applicable anti-corruption laws.

(ii) Anti-Money Laundering Laws. The operations of the Issuer, the Guarantor and the Guarantor’s subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Issuer, the Guarantor or any of the Guarantor’s subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer, the Guarantor or any of the Guarantor’s subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuer and the Guarantor, threatened.
(jj) Sanctions. (i) None of the Issuer, the Guarantor or any of the Guarantor’s subsidiaries, or any of its or their directors, officers, or employees, or, to the Issuer’s and the Guarantor’s knowledge, any agent, affiliate or other person acting for or on behalf of the Issuer, the Guarantor or any of the Guarantor’s subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:
(A) the target or subject of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or
(B) located, organized or resident in a country or territory that is the target or subject of Sanctions (including, without limitation, the Crimea region of the Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria) (each, a “Sanctioned Country”)[, except as detailed in Schedule C hereto].
(ii) The Issuer, the Guarantor and the Guarantor’s subsidiaries will not, directly or indirectly, use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or target of Sanctions;
(B) to fund or facilitate any activities of or business with any Sanctioned Country; or
(C) in any other manner that will result in a violation by any Person (including any Person participating in the offering of the Securities, whether as underwriter, initial purchaser (if applicable), advisor, investor or otherwise) of Sanctions.
[Except as detailed in Schedule C hereto,] since April 24, 2019, the Issuer, the Guarantor and the Guarantor’s subsidiaries have not engaged in, and are not now knowingly engaged in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or target of Sanctions or with any Sanctioned Country. The Issuer, the Guarantor and the Guarantor’s subsidiaries will not knowingly engage in any activities in violation of Sanctions, in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or target of Sanctions or with any Sanctioned Country.
[[insert name(s) of Underwriter(s)], agree that they are not entitled to the benefits of the representations and undertakings in this Section 1(jj) if and to the extent that such representations and undertakings are or would be unenforceable by reason of violation of any provision of Council Regulation (EC) No. 2271/96 (the “Blocking Regulation”) as amended from time to time (or the Blocking Regulation as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018).]

(kk) Transfer Taxes. No stamp, issue, registration, documentary or transfer tax or duty or other similar tax or duty is payable by or on behalf of the Underwriters, and no capital gains, income or withholding tax or other tax is payable by or on behalf of the Underwriters, to any Japanese taxing or other Japanese governmental authority in connection with (A) the creation, issuance, sale or delivery by the Issuer of the Securities to the Underwriters in the manner contemplated by this Agreement, (B) assuming that each of the Underwriters is a non-Japanese corporation having no permanent establishment in Japan for Japanese tax purposes, the sale or delivery outside Japan by the Underwriters of the Securities in the manner contemplated by this Agreement and the Disclosure Package and the Prospectus, (C) the execution or delivery outside Japan of the Securities and this Agreement or (D) assuming that each of the Underwriters is a non-Japanese corporation having no permanent establishment in Japan for Japanese tax purposes, the execution or delivery of the Indenture or the consummation of any of the transactions contemplated therein.
(ll) [Withholding Taxes. [Except as described in the Disclosure Package and the Prospectus, ]payments made by the Issuer or the Guarantor, as the case may be, to holders or beneficial owners of the Securities under the Securities and the Indenture (including payments of interest) and by the Issuer or the Guarantor, as the case may be, to the Underwriters under this Agreement will not be subject under the current laws of Japan or any political subdivision thereof to any withholdings or similar charges for or on account of taxation.]
(mm) Validity under the Laws of Japan. It is not necessary under the laws of Japan for the Underwriters to be licensed or qualified to carry on business in Japan (i) solely as a result of having executed, delivered or performed any of its obligations under this Agreement, the Indenture and the Securities outside Japan or (ii) in order for the Underwriters to be permitted to enforce through Japanese judicial proceedings their rights under this Agreement, the Indenture and the Securities; each of this Agreement, the Indenture and the Securities is in proper legal form under the laws of Japan to be enforced against the Guarantor; and to ensure the legality, validity, binding nature, enforceability and admissibility into evidence in Japan of any of this Agreement, the Indenture and the Securities, it is not necessary that this Agreement, the Indenture and the Securities be filed or recorded with any court or other authority in Japan or that any Japanese stamp or similar tax be paid on or in respect of this Agreement, the Indenture and the Securities.
(nn) No Japanese Domicile. None of the holders of the Securities, the Underwriters or the Trustee will be deemed resident, domiciled, carrying on business or subject to taxation in Japan on an overall income basis solely by the execution, delivery, performance or enforcement of this Agreement, the Indenture and the Securities or the issuance or sale of the Securities or by virtue of the ownership or transfer of the Securities or the receipt of payments thereon, assuming that no such person is, under the laws of Japan, resident or domiciled in Japan or has a permanent establishment in Japan.
(oo) Compliance with Environmental Laws. The Issuer, the Guarantor and each of the Guarantor’s subsidiaries (A) are in compliance with all applicable laws and regulations relating to the protection of human or animal health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their businesses; and (C) have not received notice of any actual or potential liability under any Environmental Laws (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except in the case of clauses (A), (B) and (C), as would not, singly or in aggregate, be expected to have a Material Adverse Effect.
(pp) [Listing of the Securities. Application has been made for the listing of the Securities on the [insert name of securities exchange] and the admission to trading of the Securities on the [insert name of securities exchange].]
(qq) Forward-Looking Statements. No forward-looking statement (with the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Disclosure Package, the Prospectus or Additional Written Communications has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Issuer and the Guarantor or any of the Issuer’s or the Guarantor’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, to the extent applicable.
(ss) Officer’s Certificates. Any certificate signed by any officer of the Issuer and the Guarantor, as the case may be, delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Issuer and the Guarantor, as the case may be, to each Underwriter as to the matters covered thereby.
SECTION 2. Purchase, Sale and Delivery of the Securities.
(a) The Securities. The Issuer agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Issuer the aggregate principal amount of Securities set forth opposite their names on Schedule A hereto at a purchase price of [ ]% [(being the offer price to investors of [ ]% minus the Underwriters’ commission equal to [ ]%)] of the aggregate principal amount of the [Securities], payable on the Closing Date.
(b) The Closing Date. Delivery of certificates for the Securities in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Simpson Thacher & Bartlett LLP, Ark Hills Sengokuyama Mori Tower, 9-10, Roppongi 1-Chome, Minato-Ku, Tokyo 106-0032, Japan (or such other place as may be agreed to by the Issuer and the Representatives) at 9:00 a.m., New York City time, on [ ], 20[ ], or such other time and date as the Underwriters, the Issuer and the Guarantor shall mutually agree (the time and date of such closing are called the “Closing Date”).
(c) Public Offering of the Securities. The Representatives hereby advise the Issuer and the Guarantor that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Securities as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.
(d) Payment for the Securities. Payment for the Securities shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Issuer.
It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
(e) Delivery of the Securities. The Issuer shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Securities at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in [[New York City] [or] [London]], as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.
(f) Issuance Taxes. The Issuer will bear and pay any documentary, stamp and similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Securities to the Underwriters and their initial resale of the Securities to investors and on the execution and delivery of this Agreement and any value added tax payable in connection with the expense reimbursement payable by the Issuer pursuant to this Agreement.
SECTION 3. Covenants of the Issuer and the Guarantor.
Each of the Issuer and the Guarantor jointly and severally covenants and agrees with each Underwriter as follows:
(a) Compliance with Securities Regulations and Commission Requests. Each of the Issuer and the Guarantor, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B under the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Issuer and the Guarantor will promptly effect the filings necessary pursuant to Rule 424 under the Securities Act and will take such steps as they deem necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 under the Securities Act was received for filing by the Commission and, in the event that it was not, will promptly file such document. The Issuer and the Guarantor will use their reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
(b) Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of U.S. counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), the Issuer and the Guarantor will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act and Regulations, the Exchange Act and Regulations or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
(c) Delivery of Registration Statements. The Issuer and the Guarantor have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d) Delivery of Prospectuses. The Issuer and the Guarantor will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Issuer and the Guarantor hereby consent to the use of such copies for purposes permitted by the Securities Act and Regulations. The Issuer and the Guarantor will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e) Continued Compliance with Securities Laws. The Issuer and the Guarantor will comply with the Securities Act and Regulations and the Exchange Act and Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of U.S. counsel for the Underwriters or for the Issuer and the Guarantor, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of any such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Issuer and the Guarantor will (1) notify the Representatives of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Issuer and the Guarantor will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.
(f) Blue Sky Compliance. The Issuer and the Guarantor shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions reasonably designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Notwithstanding the foregoing, neither the Issuer nor the Guarantor shall be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Issuer and the Guarantor will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuer and the Guarantor shall use their best efforts to obtain the withdrawal thereof at the earliest possible moment.
(g) Use of Proceeds. The Issuer shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.
(h) [Depositary] [or] [Euroclear and Clearstream]]. The Issuer will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the [Depositary] [or] [Euroclear and Clearstream]].
(i) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Issuer and the Guarantor shall file, on a timely basis, with the Commission and [insert name of securities exchange] all reports and documents required to be filed under the Exchange Act.
(j) Agreement Not to Offer or Sell Additional Securities. During a period of 30 days from the date of the Prospectus, the Issuer and the Guarantor will not, without the prior written consent of the Representatives, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act and Regulations in respect of, any other [U.S. dollar-denominated debt securities or Euro-denominated debt securities] of the Issuer or the Guarantor, as the case may be, with a maturity greater than one year, or guarantee any [U.S. dollar-denominated debt securities or Euro-denominated debt securities] with a maturity greater than one year issued by any of the Guarantor’s subsidiaries[; provided that this subsection (j) shall not apply to the issuance of [the Securities] [[insert name of securities] of the [Issuer] [Guarantor]].
(k) Final Term Sheet[s]. The Issuer and the Guarantor will prepare [a] final term sheet[s], in a form approved by the Underwriters and attached as Exhibit C hereto, and will file such term sheet[s] pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet[s], the “Final Term Sheet[s]”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.
(l) Permitted Free Writing Prospectuses. Each of the Issuer and the Guarantor represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by it with the Commission or retained by it under Rule 433 under the Securities Act and (B) it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities using a written communication not required to be filed with the Commission in reliance on the exemption of Rule 163B under the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Issuer and the Guarantor agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) it has complied and will comply, as the case may be, with the requirements of Rule 164 and Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Each of the Issuer and the Guarantor consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433 under the Securities Act, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet[s] contemplated in Section 3(k) hereto.
(m) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Issuer and the Guarantor will prior to the Renewal Deadline file, if they have not already done so and are eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Representatives. If the Issuer or the Guarantor is no longer eligible to file an automatic shelf registration statement, the Issuer and the Guarantor will prior to the Renewal Deadline, if they have not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and will use their reasonable best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Issuer and the Guarantor will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
(n) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Issuer or the Guarantor receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Issuer and the Guarantor will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form reasonably satisfactory to the Representatives, (iii) use their best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Issuer and the Guarantor will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Issuer or the Guarantor has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(o) Filing Fees. The Issuer and the Guarantor agree to pay the required Commission filing fees relating to the Securities within the time required by and in accordance with Rule 456(b)(1) and Rule 457(r) under the Securities Act.
(p) Compliance with Sarbanes-Oxley Act. During the Prospectus Delivery Period, each of the Issuer and the Guarantor will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause its respective directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
(q) No Manipulation of Price. The Issuer and the Guarantor will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act and Regulations or otherwise, the stabilization or manipulation of the price of any securities of the Issuer to facilitate the sale or resale of the Securities.
(r) Rating of Securities. The Issuer and the Guarantor shall take all reasonable action necessary to enable [Moody’s Japan K.K. (“Moody’s”) and S&P Global Ratings Inc. (“S&P”)] to provide credit ratings of the Securities.
(s) [Listing of Securities. The Issuer and the Guarantor will use their reasonable best efforts to obtain the listing of the Securities on the [insert name of securities exchange] and the admission to trading of the Securities on the [insert name of securities exchange’s market] by the business day in [insert location of securities exchange] following the Closing Date or as soon as practicable thereafter and will use their commercially reasonable efforts to maintain such listing or the listing of the Securities on an alternative exchange while any of the Securities remain outstanding.]
The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Issuer or the Guarantor, as applicable, of any one or more of the foregoing covenants or extend the time for their performance.
SECTION 4. Payment of Expenses. [Except as otherwise agreed among the Issuer, the Guarantor and the Representatives, the Issuer and the Guarantor agree to pay or cause to be paid all reasonable costs and expenses (including reimbursement to the Underwriters) incident to the performance of their respective obligations under this Agreement, including without limitation, (i) the costs incident to the authorization, issuance, offer, sale, preparation and delivery of the Securities and any taxes payable in that connection, (ii) the costs incident to the preparation, printing and delivery to the Underwriters of this Agreement, any Master Agreement among Underwriters, the Indenture[, the DTC Agreement] and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, and costs incident to the preparation, printing, filing, shipping and distribution of any Prospectus (including financial statements) and of each amendment or supplement thereto, (iii) the costs incident to preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any transfer taxes, any documentary, stamp and similar issuance tax payable upon the sale, issuance and delivery of the Securities to the Underwriters and their initial resale to investors as specified in Section 2(f) hereof and any charges of [the Depositary,] Euroclear and Clearstream in connection therewith, (iv) the fees and expenses of the accountants (including costs relating to preparation of comfort letters) and other advisors, (v) the costs incident to the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and expenses of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey and any supplement thereto, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority, Inc. (the “FINRA”) of the terms of the sale of the Securities, (vii) the fees and expenses of the Trustee, including the fees and expenses of counsel for the Trustee in connection with the Indenture and the Securities, (viii) the fees and expenses of the Issuer’s and the Guarantor’s U.S. and Japanese counsel and the fees and expenses of the Underwriters’ U.S. counsel, (ix) the fees and expenses relating to the Guarantor’s appointment of an agent for service of process, (x) any fees payable in connection with the rating of the Securities, (xi) all costs incurred in connection with the listing of the Securities on the [insert name of securities exchange], including the fees and disbursements of listing agents retained in connection therewith and (xii) all costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees associated with setting up conference calls with investors, fees associated with reserving venues for meetings or presentations, travel, meal and lodging expenses of the representatives and officers of the Issuer and the Guarantor, and the cost of any aircraft chartered in connection with the road show.
SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of each of the Issuer and the Guarantor set forth in Section 1 hereof as of the date hereof and as of the Closing Date and to the timely performance by each of the Issuer and the Guarantor of its respective covenants and other obligations hereunder, and to each of the following additional conditions:
(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and Regulations and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and Regulations and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters, and the Issuer and the Guarantor shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) under the Securities Act (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A under the Securities Act).
(b) Opinion of Counsel for the Issuer and the Guarantor. (i) On the Closing Date, the Representatives shall have received the opinions and letter, dated as of the Closing Date, of Sullivan & Cromwell LLP, U.S. counsel for the Issuer and the Guarantor, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion and letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.
(ii) On the Closing Date, the Representatives shall have received the opinion and letter, dated as of the Closing Date, of Nishimura & Asahi (Gaikokuho Kyodo Jigyo), Japanese counsel for the Guarantor, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion and letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.
(c) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the opinion and letter, reasonably satisfactory to them, dated as of the Closing Date, of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, together with signed or reproduced copies of such opinion and letter for each of the other Underwriters with respect to the issuance and sale of the Securities, the Disclosure Package and the Prospectus and other related matters as the Representatives may reasonably require.
(d) Officer’s Certificates. (i) On the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Effect[ except as set forth in the Disclosure Package and the Prospectus].
(ii) The Representatives shall have received a certificate of a duly authorized officer of the Issuer, dated as of the Closing Time, to the effect that (A) the Issuer has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission; (B) the Issuer has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form; (C) there has been no Material Adverse Effect; (D) the representations and warranties of the Issuer in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date; and (E) the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.
(iii) The Representatives shall have received a certificate of a Director of the Guarantor, dated as of the Closing Time, to the effect that (A) the Guarantor has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission; (B) the Guarantor has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form; (C) there has been no Material Adverse Effect; (D) the representations and warranties of the Guarantor in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date; and (E) the Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.
(iv) At the time of the execution of this Agreement and at the Closing Date, the Representatives shall have received a certificate of the chief financial officer of the Guarantor having responsibility for financial and accounting matters of the Guarantor and its subsidiaries, dated the date hereof and as of the Closing Date, as the case may be, substantially in the form of Exhibit D hereto.
(e) Accountants’ Comfort Letters. On the date hereof, the Representatives shall have received from KPMG AZSA LLC a letter dated the date hereof, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Guarantor contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.
(f) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from KPMG AZSA LLC a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in their letter furnished pursuant to subsection (b) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.
(g) No Objection. If the Registration Statement and/or the offering of the Securities has been filed with the FINRA for review, the FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
(h) Maintenance of Rating. On the Closing Date, the Securities shall be rated at least [ ] by Moody’s and [ ] by S&P, and the Issuer and the Guarantor shall have delivered to the Representatives a letter dated the Closing Date, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and subsequent to the earlier of (A) the Initial Sale Time and (B) the execution and delivery of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any other debt securities or preferred stock issued or guaranteed by the Issuer, the Guarantor or any of the Guarantor’s subsidiaries or the Guarantor’s financial strength or claims paying ability by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review or has changed its outlook with respect to, with possible negative implications, its rating of the Securities or any other debt securities or preferred stock issued or guaranteed by the Issuer, the Guarantor or any of the Guarantor’s subsidiaries or the Guarantor’s financial strength or claims paying ability.
(i) [Approval of Listing. At or before the Closing Date, the Securities shall have been approved for listing on [insert name of securities exchange], subject only to official notice of issuance. / The listing of the Securities on the Singapore Exchange Securities Trading Limited (the “SGX-ST”) shall have been approved-in-principle by the Closing Date.]]
(j) Clearing Systems. On the Closing Date, the Securities shall be eligible for clearing and settlement through the facilities of [the Depositary,] Euroclear and Clearstream.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance, sale or delivery of the Securities; and no injunction or order of any court in Japan, the United States (federal or state) or any other country shall have been issued that would, as of the Closing Date, prevent the issuance, sale or delivery of the Securities.
(l) Indenture. On the Closing Date, the Representatives shall have received executed copies of the Indenture, in each case in form and substance reasonably satisfactory to them.
(m) Additional Documents. On the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings necessary or taken by the Issuer and the Guarantor in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to Representatives and counsel for the Underwriters.
(n) Proof of Good Standing of the Issuer. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Issuer in its jurisdiction of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled or waived by the Representatives, this Agreement may be terminated by the Representatives by notice to the Issuer and the Guarantor at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 6 hereof and except that Sections 1, 8, 9, 12, 13, 15, 17, 18, 19, 20, [21], [22], [23] and [24] hereof shall survive any termination or cancellation and remain in full force and effect.
SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5(o), 10 or 11 hereof, or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Issuer or the Guarantor to perform any agreement herein or to comply with any provision hereof, the Issuer and the Guarantor agree to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.
SECTION 8. Indemnification.
(a) Indemnification of the Underwriters. Each of the Issuer and the Guarantor agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and Regulations and the Exchange Act and Regulations against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act and Regulations, the Exchange Act and Regulations or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, subject to Section 8(d) below, if such settlement is effected with the written consent of the Issuer and the Guarantor), insofar as such loss, claim, damage, liability or expense (or any suit, action, proceeding or claim in respect thereof as contemplated below), joint or several, arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or suit, action, proceeding or claim in respect thereof; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuer or the Guarantor by any Underwriter through the Representatives expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that each of the Issuer and the Guarantor may otherwise have.
(b) Indemnification of the Issuer, the Guarantor, their respective Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuer, the Guarantor, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Issuer or the Guarantor within the meaning of the Securities Act and Regulations or the Exchange Act and Regulations, against any loss, claim, damage, liability or expense, as incurred, to which the Issuer, the Guarantor or any such director, officer or controlling person may become subject, under the Securities Act and Regulations, the Exchange Act and Regulations, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuer or the Guarantor by any Underwriter through the Representatives expressly for use therein; and to reimburse the Issuer, the Guarantor or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Issuer, the Guarantor or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Issuer and the Guarantor hereby acknowledges that the only information furnished to the Issuer and the Guarantor by any Underwriter through the Representatives expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in [insert applicable paragraphs] in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.
(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.
(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (A) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantor, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuer, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Issuer and the Guarantor, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantor, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c) hereof, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
The Issuer, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.
Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A hereto. For purposes of this Section 9, each director, officer, employee, affiliate and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and Regulations and the Exchange Act and Regulations shall have the same rights to contribution as such Underwriter, and each director of the Issuer or the Guarantor, each officer of the Issuer or the Guarantor who signed the Registration Statement, and each person, if any, who controls the Issuer or the Guarantor with the meaning of the Securities Act and Regulations and the Exchange Act and Regulations shall have the same rights to contribution as the Issuer or the Guarantor, as the case may be.
SECTION 10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Securities set forth opposite their respective names on Schedule A hereto bears to the aggregate principal amount of such Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Securities and the aggregate principal amount of such Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives, the Issuer and the Guarantor for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9 and 17 hereof shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Issuer and the Guarantor shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
SECTION 11. Termination of this Agreement; General. (a) The Representatives may terminate this Agreement, by notice to the Issuer and the Guarantor, at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the Japanese, U.K., U.S. or other international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, or currency exchange rates or controls, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale and delivery of the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Issuer or the Guarantor has been suspended or materially limited, or (iv) if trading generally on the Tokyo Stock Exchange, the New York Stock Exchange[,] [or] the London Stock Exchange [or the SGX-ST], or in the NASDAQ System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Financial Services Agency of Japan or any other governmental authority, or (v) if a change or development has occurred involving a prospective change in taxation adversely affecting the Securities or the transfer thereof, or (vi) if a material disruption has occurred in commercial banking or securities settlement or clearance services in Japan, the United Kingdom or the United States, or with respect to Euroclear or Clearstream in Europe, or (vii) if a general banking moratorium has been declared by any relevant authority in Japan, the United Kingdom, the United States, the State of New York or the State of Delaware.
(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof, and provided further that Sections 1, 8, 9, 12, 13, 15, 17, 18, 19, 20, [21], [22], [23] and [24] hereof shall survive such termination and remain in full force and effect.
SECTION 12. No Fiduciary Duty. Each of the Issuer and the Guarantor acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer and the Guarantor, on the one hand, and the several Underwriters, on the other hand, and the Issuer and the Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Issuer, the Guarantor or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Issuer or the Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuer or the Guarantor on other matters) and no Underwriter has any obligation to the Issuer or the Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer and the Guarantor and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Issuer and the Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Guarantor, on the one hand, and the several Underwriters, on the other hand, with respect to the subject matter hereof. Each of the Issuer and the Guarantor hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Issuer, the Guarantor, of their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling any Underwriter, the Issuer, the officers or employees of the Issuer, or any person controlling the Issuer, the Guarantor, the officers or employees of the Guarantor, or any person controlling the Guarantor, as the case may be, or (B) acceptance of the Securities and payment for them hereunder and (ii) will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.
SECTION 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
If to the Representatives:
[insert name and address of Representative]
Facsimile:
Attention:
and
[insert name and address of Representative]
Facsimile:
Attention:
with a copy to:
[insert name and address of Underwriters’ counsel]
Facsimile: [ ]
Attention: [ ]]
If to the Issuer:
Takeda U.S. Financing, Inc.
[insert address of Issuer]
Facsimile: [ ]
Attention: [ ]
with a copy to:
[insert name and address of Issuer’s counsel]
Facsimile: [ ]
Attention: [ ]
If to the Guarantor:
Takeda Pharmaceutical Company Limited
1-1, Nihonbashi-Honcho 2-chome, Chuo-ku, Tokyo 103-8668 Japan
Facsimile: [ ]
Attention: [Global Treasury & Finance Management, Group Finance & Controlling, Global Finance]

with a copy to:
[insert name and address of Guarantor’s counsel]
Facsimile: [ ]
Attention: [ ]
Any party hereto may change the address for receipt of communications by giving written notice to the others.
SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.
SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
SECTION 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(a) Consent to Jurisdiction. Each of the Issuer and the Guarantor irrevocably consents and agrees for the benefit of the holders of the Securities and the Underwriters that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or the Indenture or the Securities may be brought in the courts of the State of New York or the courts of the United States of America located in the Borough of Manhattan, The City of New York and, until all amounts due and to become due in respect of all the Securities have been paid, or until any such legal action, suit or proceeding commenced prior to such payment has been concluded, hereby irrevocably consents and irrevocably submits to the non-exclusive jurisdiction of each such court in person and, generally and unconditionally with respect to any action, suit or proceeding for themselves and in respect of their properties, assets and revenues.
(b) Appointment of Agent for Service of Process. The Guarantor hereby irrevocably designates, appoints and empowers [ ] with offices currently at [ ] as their designee, appointee and agent to receive, accept and acknowledge for and on their behalf, and their properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against them in any such United States or state court located in the Borough of Manhattan, The City of New York with respect to their obligations, liabilities or any other matter arising out of or in connection with this Agreement or any additional agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Guarantor agrees to designate a new designee, appointee and agent in the Borough of Manhattan, The City of New York on the terms and for the purposes of this Section. The Guarantor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against them by serving a copy thereof upon the relevant agent for service of process referred to in this Section (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Guarantor, at its address specified in or designated pursuant to this Agreement. The Guarantor agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Underwriters to service any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Guarantor or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law. Each of the Issuer and the Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or the Indenture or the Securities brought in the United States federal courts located in the Borough of Manhattan, The City of New York or the courts of the State of New York located in the Borough of Manhattan, The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
The provisions of this Section shall survive any termination of this Agreement, in whole or in part.
(c) Waiver of Immunities. To the extent that the Issuer, the Guarantor or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any additional agreement, each of the Issuer and the Guarantor hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.
SECTION 18. Foreign Taxes. All payments by the Issuer or the Guarantor, as the case may be, to each of the Underwriters hereunder shall be, unless required by law, made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by Japan or any other jurisdiction in which the Issuer or the Guarantor, as the case may be, has an office from which payment is made or deemed to be made, excluding (i) any such tax imposed by reason of such Underwriter having some connection with any such jurisdiction other than its participation as Underwriter hereunder (ii) any income or franchise tax on the overall net income of such Underwriter, and (iii) any tax that would not have been imposed, deducted or withheld but for a failure of such Underwriter to comply with any reasonable certification or documentation requirements of the applicable jurisdiction, if such compliance is timely requested by the Issuer or the Guarantor, as the case may be, and would have reduced or eliminated such tax (all such non-excluded taxes, “Foreign Taxes”). If any such Foreign Taxes are required to be so deducted or withheld from payments by the Issuer or the Guarantor, as the case may be, to the Underwriters, then amounts payable under this Agreement shall, to the extent permitted by law, be increased so that the net amounts received by each of the Underwriters after such withholding or deduction equal the amounts that would have been received if no withholding or deduction had been made (taking into account any such withholding or deduction on Foreign Taxes paid).
SECTION 19. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars, (i) each of the Issuer and the Guarantor will jointly and severally indemnify each Underwriter against any loss incurred by such Underwriter and (ii) the Underwriters will severally indemnify the Issuer and the Guarantor against any loss incurred by the Issuer and the Guarantor, in each case as a result of any variation as between (y) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (z) the rate of exchange at which such Underwriter or the Issuer or the Guarantor, as the case may be, is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Underwriter or the Issuer or the Guarantor on the business day immediately following the day on which such party receives such payment. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer, the Guarantor and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into U.S. dollars.

SECTION 20. Recognition of the U.S. Special Resolution Regimes.
(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.
(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.
For purpose of this provision, the terms which follow shall have the meanings indicated:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
SECTION 21. [Contractual Recognition of Bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understandings among the parties hereto, each of the Issuer and the Guarantor acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts, and agrees to be bound by:
(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of each Covered Underwriter (as defined below) to the Issuer or the Guarantor under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:
(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;
(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant Covered Underwriter or another person (and the issue to or conferral on the Issuer or the Guarantor of such shares, securities or obligations);
(iii) the cancellation of the BRRD Liability;
(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; or

(b) the variation of the terms of this Agreement as they relate to any BRRD Liability of a Covered Underwriter, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of the Bail-in Powers by the Relevant Resolution Authority.
For purpose of this Section [21], the terms which follow shall have the meanings indicated:
“Bail-in Legislation” means in relation to the United Kingdom and a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.
“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule in relation to the relevant Bail-in Legislation.
“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended, supplemented or replaced from time to time.
“BRRD Liability” means a liability in respect of which the relevant Bail-in Powers in the applicable Bail-in Legislation may be exercised.
“Covered Underwriter” means any Underwriter subject to the Bail-in Legislation.
“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule.
“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Covered Underwriter.]
[SECTION 22. MiFID II Manufacturer. Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:
(a) each of [insert name(s) of Underwriters that are Manufacturers under the Product Governance Rules] (each a “Manufacturer” and together the “Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus in connection with the Securities; and
(b) the Underwriters, the Issuer and the Guarantor note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the Manufacturers and the related information set out in the Prospectus in connection with the Securities.]
SECTION 23. [ICMA Agreement Among Managers. The execution of this Agreement by all parties will constitute the Underwriters’ acceptance of the ICMA Agreement Among Managers Version 1/New York Schedule (the “AAM”) subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Agreement. For purposes of the AAM, references to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Manager” shall be deemed to refer to each of the Representatives and references to the “Settlement Lead Manager” shall be deemed to refer to [insert name of applicable Representative]. As applicable to the Underwriters, Clause 3 of the AAM shall be deemed to be deleted in its entirety and replaced with Section 10 of this Agreement.]
SECTION [24]. WAIVER OF JURY TRIAL. EACH OF THE ISSUER, THE GUARANTOR AND THE UNDERWRITERS WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LAWSUIT ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OFFERING.

SECTION [25]. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 hereto and the contribution provisions of Section 9 hereto, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Issuer, the Guarantor, their respective affairs and businesses in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and Regulations and the Exchange Act and Regulations.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuer and the Guarantor the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

TAKEDA U.S. FINANCING, INC.

By:
Name:
Title:

TAKEDA PHARMACEUTICAL COMPANY LIMITED

By:
Name:
Title:
[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.
[ insert name of Representative ]
[insert name of Representative]
Acting as Representatives of the
several Underwriters named in
the attached Schedule A.
By: [insert name of Representative]

By:
Name:
Title:
By: [insert name of Representative]

By:
Name:
Title:
[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Aggregate Principal Amount of Securities to be Purchased
[ ]	$	[	]
[ ]		[	]
[ ]		[	]
[ ]		[	]

Total	$	[	]
Sch-A

SCHEDULE B
Significant Subsidiaries
Sch-B

SCHEDULE C
[Persons located, organized or resident in Sanctioned Countries]
[Sales in Sanctioned Countries]
Sch-C

ANNEX I
Issuer Free Writing Prospectuses
[Final Term Sheet[s] dated [    ], 20[  ], attached as Annex III hereto]
Annex I

ANNEX II
Additional Written Communication
[Electronic (Netroadshow) road show relating to the offering of the Securities dated [   ].]
Annex II

ANNEX III
Final Term Sheet[s]
Annex III

EXHIBIT A
Form of Opinion of Issuer’s and Guarantor’s U.S. Counsel
Exhibit A- 1

EXHIBIT B
Form of Opinion of Guarantor’s Japanese Counsel
Exhibit B- 1

EXHIBIT C
Form of Final Term Sheet
TAKEDA U.S. FINANCING, INC.
[$][€][ ] [ ]% SENIOR NOTES DUE 20[ ]
FINAL TERM SHEET
Dated [ ], 20[ ]
Issuer:
Guarantor:
Security:
Expected Issue Ratings*:
Guarantor Ratings:
Format:
Status of Securities:
Status of Guarantee:
Denomination:
Pricing Date:
Settlement Date:
Maturity Date:
Principal Amount:
Coupon:
Interest Payment Dates:
Issue Price:
Benchmark [Treasury / Security]:
Benchmark [Treasury / Security]
Price[/Yield]:
Spread to Benchmark:
[Mid-Swap Yield:]
Exhibit C- 1

[Spread to Mid-Swap:]
Yield to Maturity:
Day Count Fraction:
Business Days:
Business Day Convention:
Joint Bookrunners[**]:
Co-Managers[**]:
Billing & Delivery:
Trustee:
Settlement:
Optional Redemption:
Optional Tax Redemption:
Use of Proceeds:
[CUSIP:]
ISIN:
Common Code:
[Listing and Trading:]
Governing Law:
*A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agencies.
**One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.
The Issuer and the Guarantor have filed a registration statement (including a prospectus dated [ ], 20[ ] (the “Base Prospectus”)) and a preliminary prospectus supplement dated [ ], 20[ ] (together with the Base Prospectus, the “Preliminary Prospectus”) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus and other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, if you request it by calling [ ] toll-free at [ ] or [ ] toll-free at [ ].
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
Exhibit C- 2

[MiFID II professionals/ECPs-only/]No PRIIPs KID — [Manufacturer target market (MIFID II product governance) is eligible counterparties and professional clients only (all distribution channels).] No PRIIPs key information document (KID) has been prepared as the Securities are not available to retail investors in the EEA or in the United Kingdom. See “[ ]” in the Preliminary Prospectus.
Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.
Exhibit C- 3

EXHIBIT D
Form of Certificates of the CFO of the Guarantor
Exhibit D-1